EXHIBIT 10.19
                                                                   -------------

                                 PROMISSORY NOTE
                                 ---------------

$700,000.00                                                       April 11, 2002



A.       LOAN
For Value Received, HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., a Florida corporation (the "Borrower") unconditionally promises to pay to GARDEN STATE NUTRITIONALS, a division of VITAQUEST INTERNATIONAL, INC., a Delaware corporation (the "Lender"), at 8 Henderson Drive, West Caldwell, New Jersey 07006, or at such other place as may be designated by the Lender, in lawful money of the United States of America, the principal amount of SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($700,000.00) (the "Loan") payable in accordance with the terms hereof.

B.       RATE
The outstanding principal balance of the Loan shall not bear interest. Notwithstanding any other provision contained in this Promissory Note, the Lender does not intend to charge, and the Borrower shall not be required to pay, any amount of interest or other fees or charges in connection with the Loan.

C.       PAYMENTS
The principal amount of this Promissory Note shall be due and payable in equal consecutive quarterly installments of EIGHTY SEVEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($87,500.00) commencing on June 1, 2002 and on the first Business Day of each September, December, March and June thereafter until the Maturity Date. All payments of principal shall be made by check or by wire transfer to an account designated by Lender in writing.

D.       MATURITY DATE
All unpaid principal shall be due on March 1, 2004.

E.       ADDITIONAL TERMS AND CONDITIONS

1. This Promissory Note shall be construed under the internal laws and judicial decisions of the State of Florida and the laws of the United States as the same might be applicable, without regard to conflicts-of-laws principles that would require the application of any other law.

2        Borrower agrees to promptly pay, indemnify and hold Lender harmless from any and all taxes (other than income taxes), if any, with respect to or resulting from the execution and delivery of this Promissory Note.

3        The occurrence of any of the following events shall constitute a default under this Promissory Note: (i) the failure of Borrower to pay when due any payment of principal under this Promissory Note and such failure continues for fifteen (15) days after Lender notifies Borrower thereof in writing; (ii) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Borrower shall (a) commence a voluntary case or proceeding;



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(b) consent to the entry of an order for relief against it in an involuntary case; (c) consent to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (d) make an assignment for the benefit of its creditors; or (e) admit in writing its inability to pay its debts as they become due and (iii) Christopher Tisi shall cease to be and actively serve as the President and Chief Executive Officer of Borrower (unless a replacement reasonably acceptable to Lender is obtained within thirty (30) days of Mr. Tisi ceasing to be President and Chief Executive Officer). "Business Day" shall mean any day that banks are opened for business in the State of Florida, other than a Saturday, Sunday or a legal holiday.

4        Whenever there is a default under this Promissory Note, Lender may, at its option, (i) by written notice to Borrower, declare the entire unpaid principal balance of this Promissory Note immediately due and payable; and (ii) exercise any and all rights and remedies available to it under applicable law.

5        In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in any of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

6        Borrower may prepay the outstanding principal balance due under this
Promissory Note, in full at any time or in part from time to time, without premium or penalty. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

7        Any notice required or permitted to be given hereunder shall be given to Borrower at 3750 Investment Lane, Suite 5, West Palm Beach, FL 33407,
Attention: President.

         IN WITNESS WHEREOF, Borrower has executed and delivered to Lender this Promissory Note on the date first above written.

                                BORROWER:

                                HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., A FLORIDA CORPORATION

                                /s/ Christopher Tisi
                                ------------------------------------------
                                By: Christopher Tisi
                                Its: President and Chief Executive Officer